Exhibit 5.1

100 NORTH TAMPA STREET SUITE 2700 TAMPA, FL 33602-58108 13.229.2300 TEL 813.221.4210 FAX FOLEY.COM WRITER’S DIRECT LINE 813.225.4122 CCREELY@FOLEY.COM CLIENT/MATTER NUMBER 078489-0103

November 22, 2024

Liquidmetal Technologies, Inc.

20321 Valencia Circle

Lake Forest, CA 92630

Ladies and Gentlemen:

We have acted as counsel to Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed resale or other disposition by the selling stockholders identified in the Registration Statement of up to 417,326,959 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

As counsel to the Company, we have examined the: (i) Registration Statement and the Prospectus, (ii) Amended and Restated Certificate of Incorporation of the Company, and (iii) Amended and Restated Bylaws of the Company. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all electronic and manual signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

The opinion expressed herein is limited in all respects to the federal laws of the United States of America and the applicable provisions of the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

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MADISON  |  MEXICO CITY  |  MIAMI  |  MILWAUKEE  |  NEW YORK  |  ORLANDO  |  RALEIGH  |  SACRAMENTO  |  SALT LAKE CITY
SAN DIEGO  |  SAN FRANCISCO  |  SILICON VALLEY  |  TALLAHASSEE  |  TAMPA  |  TOKYO  |  WASHINGTON, D.C.

November 22, 2024

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to your filing this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner LLP